UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2014 (May 29, 2014)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Quality Distribution, Inc. (the “Company”) was held on May 29, 2014. Of the 27,400,558 shares of common stock outstanding on the April 15, 2014 record date, a total of 24,556,619 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect five nominees to serve as directors to hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. Our shareholders voted to elect all five nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Gary R. Enzor	21,766,624	316,467	2,473,528
Richard B. Marchese	21,966,139	116,952	2,473,528
Thomas R. Miklich	21,965,889	117,202	2,473,528
Annette M. Sandberg	21,965,389	117,702	2,473,528
Alan H. Schumacher	21,914,638	168,453	2,473,528

b.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for 2014. The Company’s shareholders voted to approve this proposal with 24,191,852 votes “For” and 229,288 votes “Against”. There were 135,479 abstentions and no broker non-votes.

c.	For advisory approval of the compensation of the Company’s named executive officers. The Company’s shareholders voted to approve this proposal with 21,872,763 votes “For” and 162,591 votes “Against”. There were 47,737 abstentions and 2,473,528 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: May 30, 2014	By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Senior Vice President, General Counsel and Secretary